SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



       Date of Report (Date of earliest event reported) NOVEMBER 13, 2005

                       CRYSTALIX GROUP INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

           NEVADA                      0-29781               65-0142472
(State or other jurisdiction         (Commission            (IRS Employer
     of incorporation)               File Number)         Identification No.)

               1181 GRIER DRIVE, SUITE B, LAS VEGAS, NEVADA 89119
               (Address of principal executive offices) (Zip Code)

        Registrant's telephone number, including area code (702) 740-4616

         5275 SOUTH ARVILLE STREET, SUITE B-116, LAS VEGAS, NEVADA 89118
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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ITEM 1.01   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

As of November 13, 2005, Crystalix Group International, Inc. ("Crystalix") received the executed Transfer of Assets Agreement between Crystalix Group International and Marc Janssens, a director and principal shareholder of Crystalix.

Under the terms of the agreement, Crystalix is transferring one refurbished laser engraving machine to Mr. Janssens in consideration for shares of Mr. Janssens' Crystalix common stock and preferred stock. Mr. Janssens owned beneficially 2,796,000 shares of common stock (7.5% of the outstanding common shares) and 110,000 shares of preferred stock (2.8% of the outstanding preferred shares).

Mr. Janssens is resigning as a director of Crystalix as disclosed below.


ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

As of November 13, 2005, under the terms of the agreement described in Item 1.01 above, Marc Janssens resigned as a director of Crystalix. Mr. Janssens did not resign because of a disagreement with Crystalix on any matter relating to Crystalix's operations, policies or practices.


ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS

Exhibits:

REGULATION
S-B NUMBER                            DOCUMENT

  10.1 Transfer of Assets Agreement Between Crystalix Group International and Marc Janssens








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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  CRYSTALIX GROUP INTERNATIONAL, INC.



November 17, 2005                 By:  /s/ DOUGLAS E. LEE
                                     -------------------------------------------
                                       Douglas E. Lee, President
























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